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                                                                     EXHIBIT 4.7

           MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY
                        AGREEMENT AND FINANCING STATEMENT



THIS MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "INSTRUMENT"), dated as of June 18, 2001 (the "EFFECTIVE DATE"), is given by TRI-UNION DEVELOPMENT CORPORATION, (Taxpayer I.D. Number 76-0503660), a Texas corporation (the "MORTGAGOR"), with an address at 530 Lovett Boulevard, Houston, Texas 77006-4021 to:

         1. Wells Fargo Bank Minnesota, National Association (Taxpayer I.D. Number 41-1592157), with an address at Corporate Trust Services, Sixth and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, as agent for each Creditor referred to below (in such capacity, the "COLLATERAL AGENT") (the Collateral Agent, together with its successors in such capacity, is hereinafter referred to as the "SECURED PARTY"), as to any and all portions of the Collateral (as hereinafter defined) EXCEPT those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) constitute interests in or to real property under the law of the State of Texas (such Collateral in clauses (i) and (ii) being the "DT COLLATERAL"); and

         2. Jane Y. Schweiger, with an address at Wells Fargo Bank Minnesota, National Association, Corporate Trust Services, Sixth and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, as Lien trustee (in such capacity, together with her successors and assigns in such capacity, the "LIEN TRUSTEE"), but only as to the DT Collateral.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES (NOT INCLUDING LOUISIANA), A POWER OF SALE MAY ALLOW THE SECURED PARTY OR THE LIEN TRUSTEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT UNDER THIS INSTRUMENT.



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THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

TO COMPLY WITH THE REQUIREMENTS OF THE UNIFORM COMMERCIAL CODE IN SEVERAL STATES, (A) THE NAMES OF THE MORTGAGOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE MORTGAGOR AND OTHER RELEVANT INFORMATION ARE SET FORTH IN THE INTRODUCTORY PARAGRAPHS HEREOF AND
SECTION 8.06 HEREOF AND (B) A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL IS SET FORTH IN RECITAL 3 HEREOF.

PORTIONS OF THE COLLATERAL ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN EXHIBIT A HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF EACH COUNTY (OR, TO THE EXTENT SIMILAR RECORDS ARE MAINTAINED AT THE CITY OR TOWN LEVEL INSTEAD OF THE COUNTY OR PARISH LEVEL, EACH SUCH CITY OR TOWN) IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES, IT BEING CONTEMPLATED THAT THE MORTGAGOR MAY HEREAFTER BECOME INDEBTED TO THE SECURED PARTY AND/OR THE CREDITORS IN FURTHER SUM OR SUMS.

PURSUANT TO THE PROVISIONS OF SECTION 8.13 HEREOF, THOSE PORTIONS OF THE COLLATERAL WHICH ARE HYDROCARBONS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS), AND THE ACCOUNTS RELATING THERETO, WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE LAND DESCRIBED OR REFERENCED TO IN EXHIBIT A ATTACHED HERETO WHICH IS INCORPORATED HEREIN AND MADE A PART HEREOF BY THIS REFERENCE.

                                    RECITALS

         1. A. Pursuant to that certain Indenture of even date herewith (the "INDENTURE") among the Mortgagor, as issuer, Tribo Petroleum Corporation and Tri-Union Operating Company, as guarantors and Firstar Bank, National Association, as trustee (the "INDENTURE TRUSTEE"), the Mortgagor may issue up to $150,000,000 of its 12.50% Senior Secured Notes due 2006 (the "NOTES") having issued as of June the date hereof not less than $130,000,000 (all Persons holding such notes or interests therein, the "HOLDERS").

         B. On the date of this Instrument and in the future, the Mortgagor will enter into Approved Hedge Agreements; and from time to time and in the future, the Mortgagor may enter into Hedge Liquidity Agreements.



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         2. The Secured Party, for the benefit of itself, the Approved Hedge
Counterparty or the Hedge Liquidity Providers and the Indenture Trustee for the benefit of the Holders (collectively, the "CREDITORS"), is intended to have the benefit of the security provided hereby and of the proceeds hereinafter assigned. The Secured Party is to act hereunder for the benefit of itself and the Creditors. The Lien Trustee is to act hereunder for the benefit of the Secured Party in accordance with the terms of this Instrument.

         3. The following are hereinafter collectively referred to as the "COLLATERAL":

                  A. all rights, titles and interests of the Mortgagor (but at a minimum the undivided interests specified in Exhibit A attached hereto and incorporated herein by this reference) in and to the oil and gas leases, the oil, gas and mineral leases and other mineral properties or interests described in Exhibit A hereto (collectively, the "LEASES") and in the lands and premises covered or affected thereby (the "LANDS"), except the rights, titles and interests of the Mortgagor expressly excluded in Exhibit A hereto;

                  B. without limitation of the foregoing, all other right, title and interest of the Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to the Leases and Lands described in Exhibit A hereto, or lands which are otherwise described in any of the Leases or other instruments described in Exhibit A hereto, even though such lands may be incorrectly described in, or omitted from, Exhibit A hereto, except the rights, titles and interests of the Mortgagor expressly excluded in Exhibit A hereto; it being intended by Mortgagor and Collateral Agent herein to cover and affect hereby all interests which Mortgagor may now own or may hereafter acquire in and to the Leases and Lands notwithstanding that the interests as specified on Exhibit A may be limited to particular lands, specified depths or particular types of property interests;

                  C. all rights, titles, interests and estates now owned or hereafter acquired (by operation of law or otherwise) by the Mortgagor in and to
(i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements, orders and/or declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction and so called "working interest units" created under operating agreements, surface use agreements, support agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to in Exhibit A hereto; (iii) all operating agreements, farmout agreements, farmin agreements, development agreements, participation agreements, gas balancing agreements, area of mutual interest agreements, equipment leases, purchase agreements, sale agreements, option agreements and other agreements which cover, affect or otherwise relate to any of the Leases or Lands or interests in the Leases or Lands described or referred to herein or in Exhibit A hereto or to the production, sale, purchase, exchange, processing, handling, treating, storing, transporting or marketing of the Hydrocarbons produced from or attributable to such Leases or Lands or interests therein; and (iv) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Collateral, the Leases or Lands, or any other item of property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant



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a security interest, and all books, files, records, magnetic media, computer records, and other forms of recording or obtaining access to such data;

                  D. any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Lien and security interest hereof by the Mortgagor or by anyone on the Mortgagor's behalf; and the Secured Party on behalf of the Creditors is hereby authorized to receive the same at any time as additional security hereunder;

                  E. all of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Mortgagor in and to the Lands, Leases, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Lands, Leases, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (as defined in Section 2.1 hereof) to which any of the Lands, Leases, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Lands, Leases, rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Mortgagor in and to such Lands, Leases, rights, titles, interests and estates;

                  F. all tenements, hereditaments, appurtenances and properties in any way appertaining, belonging, affixed or incidental to the Lands, Leases, rights, titles, interests and estates described or referred to in paragraphs A, B, C, D and E above, which are now owned or which may hereafter be acquired (by operation of law or otherwise) by the Mortgagor, including, without limitation, any and all property, real or personal, equipment, improvements, fixtures and other property now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of the Leases or the lands covered thereby or pooled or unitized therewith including, without limitation, any and all of the Mortgagor's rights, titles and interests in oil wells, gas wells, injection wells or other wells (including, without limitation, the wells described in Exhibit A hereto) or well equipment, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines, field gathering systems, injection facilities, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes, licenses, permits and other surface rights situated upon, used, held for use or useful in connection with the operation and development of the Leases and the lands covered thereby or pooled or unitized therewith, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties (the foregoing rights, interests and properties described in paragraphs A, B, C, D, E and this paragraph F above, and all rights, estates, powers and privileges appurtenant thereto are referred to herein collectively as the "MORTGAGED PROPERTIES" and, individually, as a "MORTGAGED PROPERTY");

                  G. all rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all Hydrocarbons in and under and which may be produced from or attributable or allocated to the Leases and the Lands or lands pooled or unitized therewith



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including, without limitation, all natural gas in tanks and all rents, issues, profits, proceeds (including without limitation, any prepayment for production not taken or payments in lieu of production), products, revenues and other income from or attributable to the Leases and the lands covered thereby or pooled or unitized therewith which are subjected or required to be subjected to the Liens and security interests of this Instrument; and further including, without limitation, any and all Liens and security interests in the Hydrocarbons securing payment of proceeds from the sale of Hydrocarbons; and

                  H. all accounts, contract rights, inventory, general intangibles (including all Oil and Gas Hedging Contracts), insurance contracts and insurance proceeds constituting a part of, relating to or arising out of those portions of the Lands and Leases which are described in paragraphs A through G above and all proceeds and products of all such portions of the Lands and Leases and payments in lieu of production (such as "take or pay" payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property, or other assets; and

                  I. all of Mortgagor's right to receive amounts payable from the Lien Escrow Account and the Escrow Account as established by the Mortgagor's First Amended Plan of Reorganization that was confirmed by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division on May 23, 2001 in In re Tri-Union Development Corporation (Case No. 00-3249-H4-11).

To secure the performance of the Obligations (as hereinafter defined), the Mortgagor hereby:

         A. GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, PLEDGES, MORTGAGES, WARRANTS and CONVEYS, and grants a security interest in, the Collateral other than the DT Collateral to the Secured Party WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit and security of the Secured Party, subject to the rights of the Secured Party under the assignment made in paragraph D below; and

         B. GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS and CONVEYS the DT Collateral to the Lien Trustee, IN TRUST, WITH POWER OF SALE pursuant to this Instrument and applicable law, for the benefit of the Secured Party.

TO HAVE AND TO HOLD the Collateral other than the DT Collateral unto the Secured Party, its successors and assigns, forever, and TO HAVE AND TO HOLD the DT Collateral unto the Lien Trustee, its successors and assigns, forever, in trust, subject to all of the terms, conditions, covenants and agreements herein set forth, for the security and benefit of the Secured Party and its successors and assigns as holders of the Obligations (as hereinafter defined); and

         C. UNCONDITIONALLY AND ABSOLUTELY ASSIGNS, CONVEYS, TRANSFERS and SETS OVER to the Secured Party any and all of the Mortgagor's rights in the Hydrocarbons, including, without limitation, all severed and extracted Hydrocarbons and other minerals produced from or attributable to the Mortgaged Property, including, without limitation, all of the proceeds thereof.

AND, in furtherance thereof, the Mortgagor warrants, represents, covenants and agrees as follows:



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                                    ARTICLE I
                               OBLIGATIONS SECURED

         Section 1.01 Obligations. This Instrument is executed, acknowledged and delivered by the Mortgagor to secure and enforce the payment and performance of any and all of the following indebtedness, obligations and liabilities (herein collectively called the "OBLIGATIONS"):

         A. all indebtedness, obligations and liabilities of Mortgagor under the terms of the Indenture, whether now existing or hereafter arising, including without limitation, such indebtedness, obligations and liabilities evidenced by the $150,000,000 12.50% Senior Secured Notes issued by the Mortgagor, each having a final maturity date of June 1, 2006;

         B. all present and future indebtedness, obligations and liabilities of the Mortgagor under any Approved Hedge Agreement now existing or hereafter entered into between the Mortgagor and the Approved Hedge Counterparty;

         C. all present and future indebtedness, obligations and liabilities of the Mortgagor according to the terms of the Hedge Liquidity Agreement now existing or hereafter entered into among the Mortgagor and the Hedge Liquidity Providers party thereto;

         D. all sums advanced and costs and expenses (including, without limitation, all legal and engineering fees) as provided for in any Principal Agreement, this Agreement or any other Security Document incurred by the Secured Party, the Lien Trustee or any Creditor (whether directly or indirectly on behalf of itself or any of the Creditors) in connection with the Obligations or any part thereof, any reborrowing, future advance, readvance, modification, extension, substitution, exchange and renewal of the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of the Mortgagor or the Secured Party;

         E. all other indebtedness, obligations and liabilities and performance of all other obligations of the Mortgagor to the Secured Party or the Lien Trustee arising pursuant to this Instrument or in connection herewith, including without limitation all sums advanced by the Secured Party or the Lien Trustee to protect the Collateral, each of which Obligations (unless otherwise specified in the writing creating such Obligation) shall be due and payable five days after demand for payment is made upon the Mortgagor by the Secured Party and shall bear interest at the Default Rate, but in no event to exceed the maximum nonusurial rate allowed by applicable law;

         F. all Obligations (as defined in the Intercreditor Agreement) to the extent not included in clauses (A) to (E); and

         G. without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness, liabilities or other obligations described above in this Section 1.01, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization, or similar proceeding.



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                                   ARTICLE II
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

The Mortgagor hereby represents, warrants and covenants as follows:

         Section 2.01 Warranty of Title.

         (a) The Mortgagor has good and defensible title in and to the Collateral, including without limitation, the undivided interests specified as fractional, percentage or decimal interests in Exhibit A hereto in the Lands and Leases identified in Exhibit A hereto, except to the extent the failure to have such title or the existence of Liens or Encumbrances would not, individually or in the aggregate, have a Material Adverse Effect. Any fractional, percentage or decimal interests specified in Exhibit A in referring to Mortgagor's interests in the Mortgaged Property are solely for the purposes of the representations and warranties set forth herein and shall in no manner limit the quantum of the interests of the Mortgagor in the Mortgaged Property mortgaged and pledged by the Mortgagor hereunder.

         (b) The Collateral is free and clear of (i) all Liens and (ii) any and all preferential purchase rights or other rights, restrictions or limitations of any nature or kind (herein collectively called "ENCUMBRANCES") other than (A) Permitted Liens and (B) the Liens in favor of the Lien Trustee and the Secured Party created or provided herein, except to the extent that the failure to have such title or the existence of Liens or Encumbrances would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) Except as described in the Offering Memorandum dated as of June 13, 2001, on the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Mortgagor have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Mortgagor are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Mortgagor in their respective oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect.

         (d) Except to the extent the failure to have such title or the existence of Liens or Encumbrances would not, individually or in the aggregate, have a Material Adverse Effect, no Lien or Encumbrance on the Mortgaged Properties would cause the Mortgagor's (i) share of production from the wells or Leases and Lands described in Exhibit A to be less than the net revenue interest
(NRI) (expressed as a fraction, percentage or decimal) set forth in Exhibit A in connection with said wells or Leases and Lands or (ii) share of expenses of development, production and operation with respect to said well or Leases to be more than the working interest (WI) (expressed as a fraction, percentage or decimal) set forth in Exhibit A in connection with said wells or Leases (unless there is also a proportionate increase in NRI).

         Section 2.02 Power to Create Lien and Security Interest. The Mortgagor has full corporate power and authority to grant, bargain, sell, assign, transfer, mortgage, and convey a security interest in all of the Collateral in the manner and form herein provided and without



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obtaining the authorization, approval, consent or waiver of any lessor, sublessor, governmental or regulatory authority or agency or other party or parties whomsoever.

         Section 2.03 Defense of Title to Collateral. The Mortgagor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Obligations secured hereby remain unpaid. If the title, interest or Lien, as the case may be, of the Mortgagor or the Secured Party to the Collateral (or the Lien Trustee to the DT Collateral) or any material part thereof, or the security of this Instrument, or the rights or powers of the Secured Party or the Lien Trustee hereunder, shall be challenged, either directly or indirectly, or if any legal proceedings are commenced involving the Mortgagor or its properties, the Mortgagor shall promptly give written notice thereof to the Secured Party (and the Lien Trustee, if the Collateral is DT Collateral) and at the Mortgagor's own expense shall take all necessary, proper and reasonable steps to diligently defend against any such challenge or proceedings.

         Section 2.04 First Lien. This Instrument is, and the Mortgagor will ensure this Instrument is kept as, a direct and first Lien and security interest upon the Collateral, subject to Permitted Liens, and the Mortgagor will not create, incur, assume or suffer to be created or permit to exist any other Lien upon the Collateral or any part thereof or upon the rents, issues, revenues, profits and other income therefrom except for Permitted Liens.

         Section 2.05 Identify; Chief Office; Jurisdiction of Formation. The Mortgagor will not change its employer identification number, its legal name, the location of its chief executive office, its principal place of business, its jurisdiction of formation or the place where it keeps its books and records concerning the Collateral (including, particularly, the proceeds from the sale of Hydrocarbons or any interests therein) without notifying the Creditors, the Secured Party and the Lien Trustee of such change in writing at least 30 days prior to the effective date of such change.

         Section 2.06 Further Assurances; Recordation. The Mortgagor shall promptly and, insofar as not contrary to applicable law, at Mortgagor's own expense, file and refile, or cause to be filed or refiled, in such offices, at such times and as often as may be necessary, this Instrument and every other instrument in addition or supplemental hereto, including, without limitation, applicable financing statements, as may be necessary to create, perfect, maintain and preserve the Lien intended to be created hereby and the rights and remedies of the Secured Party and of the Lien Trustee hereunder, subject to Permitted Liens, and shall promptly furnish to the Secured Party evidence satisfactory to the Secured Party of all such filings and refilings and otherwise shall do or cause to be done all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the Lien intended to be created hereby as a first Lien on the real property and as a first and prior security interest in the personal property which constitute the Collateral and to create, perfect, maintain and preserve the assignments made in paragraph D of the granting clause of this Instrument, in each case subject only to Permitted Liens. The Mortgagor shall execute, acknowledge and deliver to the Secured Party such other and further instruments and do such other acts as in the reasonable opinion of the Secured Party may be necessary or desirable to more fully identify and subject to the Lien and assignment created hereby, any property intended by the terms hereof to be covered hereby, to assure the



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first priority thereof, subject only to Permitted Liens and otherwise to effect the intent of this Instrument, promptly upon request of the Secured Party and at the Mortgagor's expense.

         Section 2.07 Maintenance and Operations. The Mortgagor will promptly pay and discharge or cause to be paid and discharged all rentals, delay rentals, royalties and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, subject leases, sub-leases, contracts and agreements described or referred to herein or affecting the Mortgagor's interests in the Collateral, and will do or cause to be done all other things necessary to keep unimpaired the Mortgagor's rights with respect thereto and prevent any intentional forfeiture thereof or default with respect thereof other than a default which might occur as a result of cessation of production thereunder, except where the failure to do so would not have a Material Adverse Effect. The Mortgaged Property (and properties unitized therewith) have been maintained and operated in a good and workmanlike manner in accordance with customary industry standards and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with all oil, gas and/or other mineral leases and other agreements forming part of the Mortgaged Property and in conformity with all Permitted Liens, except where the failure to do so would not have a Material Adverse Effect. The Mortgagor will operate the Mortgaged Property in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable spacings proration and conservation laws of the jurisdiction in which the Mortgaged Property is situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons and other minerals produced therefrom, except where the failure to do so would not have a Material Adverse Effect. The Mortgagor will do or cause to be done, or shall participate in, such development work as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property in accordance with the approved practices of prudent operators in the industry, including, without limitation, all to be done that may be appropriate to protect from diminution the productive capacity of the Mortgaged Property and each producing well thereon, except where the failure to do so would not have a Material Adverse Effect. Upon the reasonable request of either the Secured Party or the Lien Trustee, and at reasonable times and intervals, the Mortgagor will (a) permit the Secured Party or the Lien Trustee, as the case may be, and its respective designated representatives to enter upon any part of the Mortgaged Property under the control of the Mortgagor, and (b) cause the operator of any part of the Mortgaged Property not under the control of the Mortgagor to permit the Secured Party or Lien Trustee, as the case may be, and its designated representatives to enter upon the same (to the extent and subject to the conditions under which the Mortgagor may so enter), for the purposes of inspecting the condition and operation thereof.

         Section 2.08 Maintenance of Insurance. Mortgagor will keep adequately insured by insurers of recognized responsibility, all of the Mortgaged Property of an insurable nature and of a character usually insured by Persons engaged in the same or similar business, against all risks customarily insured against by such Persons. Mortgagor will maintain liability insurance against claims for personal injury or death or property damage suffered by members of the public or others in or about the Mortgaged Property or occurring by reason of Mortgagor's ownership, maintenance, use or operation of any plants, shops, machinery, automobiles, trucks or other



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

vehicles, or other facilities on or in connection with the Mortgaged Property and all such workmen's compensation or similar insurance as may be required under the laws of any jurisdiction in which any of the Mortgaged Property may be situated. All such insurance shall be maintained in such amounts, covered risks and terms, and with such deductibles as is usually carried by Persons engaged in the same or a similar business and shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility. All such insurance shall provide or be endorsed to provide that:

         (a) Secured Party or the Lien Trustee shall be included as an additional insured and named as loss payee, with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Section shall be the obligation of Mortgagor and not that of the Secured Party or the Lien Trustee; and

         (b) if such insurance is cancelled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Secured Party, such cancellation or change shall not be effective as to the Secured Party for 10 days for nonpayment of premiums and otherwise for 30 days, in both cases after receipt by both the Secured Party and the Lien Trustee (at the address specified at the end of this Instrument) of written notice sent by certified mail from such insurer of such cancellation or change.

         Unless an Event of Default shall have occurred and be continuing, the Secured Party and the Lien Trustee grant to the Mortgagor a power of attorney to endorse checks representing loss proceeds from any such policies and apply such proceeds in accordance with the this Instrument, the Intercreditor Agreement and the Principal Agreements. During the occurrence and continuance of an Event of Default, the Secured Party or the Lien Trustee shall have the right to collect, and the Mortgagor hereby assigns to the Secured Party or the Lien Trustee, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Mortgaged Property, and the Secured Party or the Lien Trustee may apply all or any part of the sums so collected, as the Secured Party or the Lien Trustee elects, toward payment of the Obligations, whether or not such Obligation is then due and payable, in accordance with the Intercreditor Agreement and the Principal Agreements.

         Section 2.09 Expenses; Indemnification. The Mortgagor will promptly upon demand by the Secured Party pay all reasonable costs and expenses heretofore or hereafter incurred by the Secured Party for legal, engineering, geological or accounting services rendered to any Creditor in connection with the enforcement of any of the rights hereunder. THE MORTGAGOR SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PERSON FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES), CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH MAY BE IMPOSED UPON, ASSERTED AGAINST OR INCURRED OR PAID BY ANY OF THEM ON ACCOUNT OF, IN CONNECTION WITH, OR ARISING OUT OF (A) ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON OR IN THE VICINITY OF THE MORTGAGED PROPERTY THROUGH ANY CAUSE WHATSOEVER, (B) ANY ACT PERFORMED OR OMITTED TO BE PERFORMED HEREUNDER OR THE BREACH OF ANY REPRESENTATION OR

WARRANTY HEREIN, (C) THE EXERCISE OF ANY RIGHTS AND REMEDIES HEREUNDER OR UNDER ANY OTHER PRINCIPAL AGREEMENT OR SECURITY DOCUMENT, (D) ANY BREACH BY THE MORTGAGOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED HEREIN AND (E) ANY TRANSACTION, ACT, OMISSION, EVENT OR CIRCUMSTANCE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE MORTGAGED PROPERTY OR WITH THIS MORTGAGE OR ANY OTHER PRINCIPAL AGREEMENT OR SECURITY DOCUMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS IN THE INTENTION OF THE MORTGAGOR AND THE MORTGAGOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE SOLE OR PARTIAL NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. NOTWITHSTANDING THE FOREGOING, THE FOREGOING INDEMNITIES SHALL NOT APPLY TO ANY CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGEMENTS, PENALTIES, COSTS OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

         Any amount to be paid hereunder by the Mortgagor shall be a demand obligation owing by the Mortgagor and shall bear interest from the date such obligation is due until such obligation is paid, at a per annum rate of interest equal to the Default Rate, but in no event to exceed the maximum nonusurious rate allowed by applicable law, and all such amounts together with such interest thereon shall be a part of the Obligations described in Section 1.01C hereof.

         Section 2.10 Non-Operated Interests. All or portions of the Collateral may be comprised of interests in the Leases or Lands or lands pooled or unitized therewith which are other than working interests or which may be operated by a party or parties other than the Mortgagor and with respect to all such portions of the Collateral, the Mortgagor's covenants and agreements as expressed in this
Article II are modified to require that the Mortgagor use its commercially reasonable efforts to cause compliance with such covenants and agreements by the working interest owners or the operator or operators of such Leases, Lands or properties.

         Section 2.11 Failure to Perform. The Mortgagor agrees that if the Mortgagor fails to perform any act or to take any action which the Mortgagor is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, and (unless an Event of Default is then continuing) such failure continues for more than 30 days after notice thereof by the Secured Party, each of the Secured Party and the Lien Trustee in the Mortgagor's name or its or their own name may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Mortgagor to the Secured Party or the Lien Trustee, as the case may be, and each of the Secured Party and the Lien Trustee, upon making such payment, shall be subrogated to all of the rights of the Person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to each of the Secured Party and the Lien Trustee pursuant to this Instrument shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to such Person until paid at the Default Rate, but in no event to exceed the maximum nonusurious rate allowed by applicable law, and all such amounts together with such interest thereon shall be a part of the Obligations described in Section 1.01C hereof.

         Section 2.12 Compliance with Environmental Laws. The Mortgagor will not cause or permit the Collateral to be in violation of, or do anything or permit anything to be done which will subject the Collateral to, any remedial obligations under any Environmental Law, to the extent the same would reasonably be expected to have a Material Adverse Effect. The Mortgagor will not, to the extent the same would reasonably be expected to have a Material Adverse Effect, use the Collateral in a manner which will result in (i) the disposal or other release of any solid waste or hazardous substance on or to the Collateral, (ii) a release of a hazardous substance on or to the Collateral in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, or (iii) the release of any hazardous substance on or to the Collateral so as to pose an imminent and substantial endangerment to public health or welfare or the environment and covenants and agrees, to the extent the same would reasonably be expected to have a Material Adverse Effect, to keep or cause the Collateral to be kept free of any hazardous waste or contaminants and to remove the same (or if removal is prohibited by law, to take whatever action is permitted by law), promptly upon discovery and at its sole expense. In the event the Mortgagor fails to do so, and (unless an Event of Default is then continuing) such failure continues for more than 30 days and after notice thereof by the Secured Party, the Secured Party upon the request of any Creditor, may cause the Collateral to be freed from the hazardous waste or contaminants (or if removal is prohibited by law, to take whatever action is permitted by law), and the cost of the removal or such other action shall be a demand obligation owing by the Mortgagor to the Secured Party (or the Lien Trustee) pursuant to this Instrument and shall bear interest at the Default Rate, but in no event to exceed the maximum nonusurious rate allowed by applicable law. In such event, the Mortgagor grants to the Secured Party and the Lien Trustee and its agents and employees access to the Collateral and the license to remove the hazardous waste or contaminants (or if removal is prohibited by law, to take whatever action is required by law). In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time ("CIVIL PROCEDURE CODE 736"), the Secured Party may bring an action for breach of contract against the Mortgagor to recover all costs and expenses incurred by the Secured Party in connection with any remedial work relating to a breach of any Environmental Laws without foreclosing this Instrument judicially or nonjudicially or accepting a deed or assignment in lieu of foreclosure. The Secured Party's rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. The Mortgagor acknowledges that, pursuant to Civil Procedure Code
Section 564(c), as such Section may be amended from time to time, the Secured Party may be entitled to the appointment of a receiver to enforce its rights under California Civil Code Section 2929.5.

         SECTION 2.13 ENVIRONMENTAL INDEMNITY. THE MORTGAGOR AGREES TO INDEMNIFY EACH INDEMNIFIED PERSON FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEMANDS, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), CAUSES OF ACTIONS, JUDGMENTS PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COURT COSTS), ASSERTED AGAINST OR INCURRED BY ANY OF THE SECURED PARTY AND THE LIEN TRUSTEE AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF (A) THE BREACH OF ANY REPRESENTATION OR WARRANTY RELATING TO ENVIRONMENTAL LAWS OF THE MORTGAGOR

GIVEN TO ANY CREDITOR IN ANY INSTRUMENT FURNISHED TO OR ON BEHALF OF THE MORTGAGOR IN THE INDENTURE OR IN ANY OTHER SECURITY DOCUMENT, FOR THE RECOVERY OF DAMAGES AND/OR THE ENFORCEMENT OF ANY SUCH ENVIRONMENTAL LAWS, (B) THE FAILURE OF THE MORTGAGOR TO PERFORM ANY OBLIGATION HEREIN REQUIRED TO BE PERFORMED BY THE MORTGAGOR REGARDING ENVIRONMENTAL LAWS, (C) ANY VIOLATION ON OR BEFORE THE RELEASE DATE (AS HEREINAFTER DEFINED) OF ANY ENVIRONMENTAL LAW IN EFFECT ON OR BEFORE THE RELEASE DATE, (D) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE RELEASE DATE (INCLUDING, WITHOUT LIMITATION, THE PRESENCE ON THE COLLATERAL OR RELEASE FROM THE COLLATERAL OF HAZARDOUS SUBSTANCES OR SOLID WASTES DISPOSED OF OR OTHERWISE RELEASED ON OR PRIOR TO THE RELEASE DATE), RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, OCCUPANCY, OPERATION, USE AND/OR MAINTENANCE OF THE COLLATERAL, REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, AND ALL SUCH AMOUNTS TOGETHER WITH SUCH INTEREST THEREON SHALL BE PART OF THE OBLIGATIONS DESCRIBED IN SECTION 1.01C HEREOF, (E) ANY ACTION TAKEN BY THE SECURED PARTY, THE LIEN TRUSTEE AND EACH CREDITOR UNDER SECTION 2.12 AND
(F) ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY PRIVATE PARTY OR GOVERNMENTAL AUTHORITY) FOR BODILY INJURY, PROPERTY DAMAGE, ABATEMENT OR REMEDIATION, ENVIRONMENTAL DAMAGE OR IMPAIRMENT OR ANY OTHER INJURY OR DAMAGE RESULTING FROM OR RELATING TO ANY HAZARDOUS OR TOXIC SUBSTANCE, SOLID WASTE OR CONTAMINATED MATERIAL LOCATED UPON OR MIGRATING INTO, FROM OR THROUGH THE MORTGAGED PROPERTY (WHETHER OR NOT THE RELEASE OF SUCH MATERIALS WAS CAUSED BY THE MORTGAGOR, A TENANT OR SUBTENANT OR A PRIOR OWNER OR TENANT OR SUBTENANT ON THE MORTGAGED PROPERTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE HANDLING, STORAGE, GENERATION, TRANSPORTATION, REMOVAL OR DISPOSAL OF SUCH SUBSTANCE, WASTE OR MATERIAL OR THE MERE PRESENCE OF SUCH SUBSTANCE, WASTE OR MATERIAL ON THE PROPERTY OR IS ASSOCIATED PROPERTY), WHICH THE SECURED PARTY, ANY CREDITOR AND/OR THE LIEN TRUSTEE MAY HAVE LIABILITY WITH RESPECT TO DUE TO THE MAKING OF EXTENSIONS OF CREDIT SECURED HEREBY, THE GRANTING OF THIS MORTGAGE, THE EXERCISE OF ANY OF THEIR RIGHTS UNDER THE PRINCIPAL AGREEMENTS OR ANY SECURITY DOCUMENTS, OR OTHERWISE. THE FOREGOING INDEMNITY SHALL NOT APPLY WITH RESPECT TO MATTERS SOLELY CAUSED BY OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE SECURED PARTIES AND THE LIEN TRUSTEE. AS USED IN THIS PARAGRAPH, THE TERMS "SECURED PARTY" AND "THE LIEN TRUSTEE" SHALL COLLECTIVELY MEAN AND INCLUDE NOT ONLY THE SECURED PARTY OR THE LIEN TRUSTEE RESPECTIVELY DESCRIBED HEREIN BUT ALSO ANY CREDITOR, AND ANY RESPECTIVE PERSONS OR ENTITIES OWNED OR CONTROLLED BY OR AFFILIATED WITH THE SECURED PARTY OR THE LIEN TRUSTEE. THE "RELEASE DATE" AS USED HEREIN MEANS THE EARLIER OF: (I) THE DATE ON WHICH THE OBLIGATIONS SECURED HEREBY HAVE BEEN IRREVOCABLY PAID AND PERFORMED IN FULL AND THIS INSTRUMENT HAS BEEN RELEASED AND (II) THE DATE ON WHICH THE LIEN OF THIS INSTRUMENT IS FORECLOSED OR A DEED IN LIEU OF SUCH FORECLOSURE IS FULLY EFFECTIVE. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE RELEASE DATE AND SHALL CONTINUE THEREAFTER IN FULL FORCE AND EFFECT.

         Section 2.14 Action during Event of Default. To the fullest extent that it lawfully may, the Mortgagor hereby agrees that, during the continuance of an Event of Default, the Secured Party or the Lien Trustee shall be entitled at any time or from time to time to exercise all of the rights, remedies, powers and privileges vested in the Mortgagor under the leases, contracts and interests comprising the Collateral, and to give or withhold or make all consents, directions, notices, approvals and waivers required or permitted therein which the Mortgagor would otherwise be entitled to give or withhold.

         Section 2.15 Waiver; Action for Breach of Environmental Provision; Etc. Without limiting the generality of the foregoing, the Secured Party may, to the extent permitted under Section 726.5 of California Code of Civil Procedure (as such Section may be amended from time to time) waive the security of this Instrument as to any parcel of real property which is "environmentally impaired" or is an "affected parcel" (as such terms are defined in said Section 726.5) and as to any personal property attached to such parcel, and thereafter exercise against the Mortgagor, to the extent permitted under Section 726.5 of California Code of Civil Procedure, the rights and remedies of an unsecured creditor, including without limitation, reduction of the Secured Party's claim to judgment, and any other rights and remedies permitted by law. In addition, in accordance with Civil Procedure Code Section 736, the Secured Party may bring an action against the Mortgagor for breach of any "environmental provision" (as such term in defined in Civil Procedure Code Section 736) made by the Mortgagor herein, in the Indenture or in any other Security Document, for the recovery of damages and/or the enforcement of any such "environmental provision".

         Section 2.16 Not a Transmitting Utility. The Mortgagor is not a "transmitting utility" as that term is defined in California Commercial Code
Section 9105(1)(n).

         Section 2.17 Compliance with the Law. The Mortgagor has not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

         Section 2.18 Not a Foreign Person. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter the "CODE"), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

         Section 2.19 Wells Situated on Mortgaged Property. Each of the oil and/or gas wells and/or units listed on Exhibit A hereto are either situated on the Mortgaged Property or the Mortgagor's share of production therefrom is attributable to the Mortgaged Property, and the Mortgaged Property is fully and accurately described such that all rights, titles and interests of the Mortgagor in and to such wells and/or units is subject to the Liens created and assignments of production granted hereby.

                                   ARTICLE III
                      COLLECTION OF PRODUCTION AND PROCEEDS

         Section 3.01 Assignment of Hydrocarbons. Pursuant to the assignment made by the Mortgagor in paragraph D of the granting clause of this Instrument, the Secured Party is entitled to receive all of the Hydrocarbons in and under which may be produced and saved from or attributable to the Mortgaged Properties, together with all of the proceeds thereof, effective as of the date of this Instrument at 12:00 a.m., New York City time. The Mortgagor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest therein or assignment as additional security. The Mortgagor hereby authorizes and directs any owner, lessor or party to a lease or other contract comprising or affecting the Collateral and their respective successors and assigns (herein collectively called "PAYORS") to treat and regard the Secured Party as the party entitled, in the Mortgagor's place and stead, to receive said Hydrocarbons and proceeds and to exercise all rights of the Mortgagor with respect thereto; and said parties shall be fully protected in so treating and regarding the Secured Party and shall be under no obligation to see to the application by the Secured Party of any such proceeds received by it. For its convenience, the Secured Party may, with respect to any or all such Hydrocarbons or proceeds, permit the Mortgagor to receive such Hydrocarbons or proceeds until the occurrence of and during the continuance of any Event of Default. The exercise of the rights granted to the Secured Party hereunder to permit the Mortgagor to receive such Hydrocarbons prior to the occurrence and continuance of an Event of Default shall not in any way waive the right of the Secured Party to demand and receive such Hydrocarbons and proceeds thereafter attributable to the Collateral and shall not in any way diminish the absolute and unconditional right of the Secured Party to receive all of the said Hydrocarbons and proceeds and cash proceeds not theretofore expended or distributed by the Mortgagor. Notwithstanding the above, Collateral Agent hereby represents to Mortgagor that it will not make any demand to receive any such Hydrocarbons or proceeds unless and until an Event of Default has occurred and is continuing. The Mortgagor hereby agrees that upon (i) written demand from the Secured Party upon the occurrence and during the continuance of an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by the Mortgagor on account of the Collateral, whether received by the Mortgagor in the exercise of its collection rights hereunder or otherwise, shall be deposited to the Collateral Account in the form received (properly assigned or endorsed to the order of the Secured Party or for collection and in accordance with the Secured Party's instructions) not later than the first banking business day following the day of receipt, to be applied as provided in
Section 3.02 hereof and, until so applied, may be held by the Secured Party in a separate account under the dominion and control of the Secured Party on which the Mortgagor may not draw. The Mortgagor agrees not to commingle any such property, following the occurrence of any such Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for the Secured Party until remitted to the Secured Party.

         Section 3.02 Application of Proceeds. The proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received by the Collateral Agent, Lien Trustee or Secured Party in any proceedings for the enforcement hereof or otherwise, after the occurrence and during the continuation of an Event of Default, shall be deposited into the Collateral Account and applied as set forth in Section 2.03 of the Intercreditor Agreement.

         Section 3.03 Status of Hydrocarbons after Sale of Collateral. Upon any sale of any of the Collateral by the Secured Party for the benefit of the Creditors pursuant to Article V, the Hydrocarbons thereafter produced from and attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article.

         Section 3.04 No Liability of Collateral Agent and Lien Trustee. The Secured Party and the Lien Trustee are hereby absolved and released from all liability for failure to enforce collection of any such proceeds and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for proceeds actually received.

         SECTION 3.05 INDEMNIFICATION. THE MORTGAGOR SHALL INDEMNIFY EACH INDEMNIFIED PERSON AGAINST ALL CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS' FEES AND OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREIN CALLED "CLAIMS") MADE AGAINST OR INCURRED BY ANY OF THEM AS A CONSEQUENCE OF THE ASSERTION, EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS, THAT ANY SUCH INDEMNIFIED PERSON RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS ARTICLE WHICH WERE CLAIMED BY OR DUE TO THIRD PERSONS. EACH INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY CLAIMS, AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, EACH INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL CLAIMS. THE MORTGAGOR SHALL INDEMNIFY AND PAY TO EACH INDEMNIFIED PERSON ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST IT. THE LIABILITIES OF THE MORTGAGOR AS SET FORTH IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS INSTRUMENT.

         Section 3.06 Right to Receive Payments. Secured Party shall have the immediate and continuing right pursuant to the assignment made in Section 3.01 above, to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder, and the Secured Party is hereby irrevocably appointed agent and attorney-in-fact of the Mortgagor for the purpose of executing any release, receipt, division order, transfer order, relinquishment or other instrument that the Secured Party deems necessary in order for the Secured Party to collect and receive such production, proceeds and payments from any of the Payors. In addition, the Mortgagor agrees that upon the Secured Party's request made in accordance with the terms of this Article III, it will promptly execute and deliver to the Secured Party such transfer orders, payment orders, division orders and other instruments as the Secured Party may deem necessary, convenient or appropriate in connection with the payment and delivery directly to the Secured Party pursuant to the rights of Secured Party granted in the first sentence of this Section 3.06 of all proceeds, production, and payments assigned hereunder. The Mortgagor hereby authorizes and directs that, upon the request of the Secured Party, all of the Payors shall, until the Secured Party directs otherwise, pay and deliver such proceeds, production or amounts directly to the Secured Party for the account of the Creditors at the Secured Party's address set forth in the introduction to this Instrument, or in such other manner as the Secured Party may direct such parties in writing, and this authorization shall continue until this Instrument is released. The Mortgagor agrees that all division orders, transfer orders, receipts and other instruments that the Secured Party may from time to time execute and deliver for the purpose of collecting and receipting for such proceeds, production or payments may be relied upon in all respects, and that the same shall be binding upon the Mortgagor and its successors and assigns. No Payor making payments to the Secured Party at its request under the assignment contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to the Secured Party under such assignment shall be released thereby from any and all liability to the Mortgagor to the full extent and amount of all payments, production or proceeds so delivered. The Mortgagor agrees to indemnify and hold harmless any and all parties making payments to the Secured Party, at the Secured Party's request under the assignment contained herein, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees resulting from the delivery of such payments to the Secured Party, and all such amounts together with such interest thereon shall be part of the Obligations described in Section 1.01C hereof. The indemnity agreement contained in the previous sentence is made for the direct benefit of and shall be enforceable by all such Persons. Should the Secured Party bring suit against any third party for collection of any amount or sums included within this assignment (and the Secured Party shall have the right to bring any such suit), it may sue either in its own name, in the names of the Creditors or in the name of the Mortgagor, or any of the foregoing.

         Section 3.07 No Assumption of Mortgagor's Duties. Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by the Secured Party, any Creditor or the Lien Trustee, of the duties and obligations of the Mortgagor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to the Mortgagor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Mortgagor thereunder, notwithstanding the assignment of production and proceeds herein made or the exercise by the Secured Party or by the Lien Trustee, prior to foreclosure, of any of its rights hereunder or under applicable law.

         Section 3.08 No Limitation of Remedies. The assignment of production and proceeds herein made shall not be construed to limit in any way the Secured Party's other rights hereunder, including, without limitation, its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default. Monies received under the assignments herein made shall not be deemed to have been applied in payments of Obligations unless and until such monies actually are applied thereto by the Secured Party, but such monies shall be applied by the Secured Party as required by and provided for in the Intercreditor Agreement. The assignment of production made pursuant to this Instrument is limited to the rights, if any, of the Mortgagor, whether now owned or hereafter acquired, in and to such production.

                                   ARTICLE IV
                                   TERMINATION

         If all of the Obligations of the Mortgagor shall be paid or performed in full pursuant to the terms and conditions of this Instrument and the instruments evidencing the Obligations and the Indenture terminated, the Secured Party shall, upon the request of the Mortgagor, execute, acknowledge and deliver to the Mortgagor proper instruments evidencing the termination of this Instrument. The Mortgagor shall pay all reasonable legal fees and other reasonable expenses incurred by the Secured Party for preparing and reviewing such instruments of termination and the execution and delivery thereof, and the Secured Party may require payment of the same prior to delivery of such instruments. Otherwise, this Instrument shall remain and continue in full force and effect.

                                    ARTICLE V
                                     DEFAULT

         Section 5.01 Nature of Events. Any of the following events shall constitute an "EVENT OF DEFAULT" under this Instrument (individually, an "EVENT OF DEFAULT", and collectively, "EVENTS OF DEFAULT") (whether such event be voluntary or involuntary or occur or be effected by operation of law or otherwise):

A.       An Event of Default under the Indenture shall occur and be continuing;
         or

B. Any Event of Default or Termination Event under an Approved Hedge Agreement has (i) resulted in designation by an Approved Hedge Counterparty of an Early Termination Date and (ii) the Approved Hedge Counterparty is owed a termination payment; or

C. If a Hedge Liquidity Agreement is in place, the obligations of the Mortgagor thereunder have been accelerated and the commitments of the Hedge Liquidity Providers thereunder terminated.

         Section 5.02 Fixtures. Upon the occurrence and during the continuance of an Event of Default, the Secured Party or the Lien Trustee may, to the extent permitted under applicable law, elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Collateral made under the powers of sale herein granted and conferred, the Secured Party or the Lien Trustee may, to the extent permitted by applicable law, include in such sale any personal property and fixtures included in the Collateral and relating to such real property.

         Section 5.03 Rights and Powers of Lien Trustee and Secured Party Generally.

         (a) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies herein conferred, the Secured Party shall have all of the rights and remedies of a mortgagee (the power of sale permitted and provided by applicable statute being hereby expressly granted by the Mortgagor to the Secured Party) as to all of the Collateral other than the DT Collateral granted, conferred or permitted by applicable law, and the Lien Trustee shall have all of the rights and remedies of a mortgagee and trustee under a deed of trust as to the DT Collateral granted, conferred or permitted by applicable law, and the Secured Party shall have all of the rights of a beneficiary thereunder. The Secured Party (and the Lien Trustee, with respect to the DT Collateral) shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the real property included in the Collateral or any part thereof, to exclude the Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, alterations, additions and improvements to the same as the Secured Party may deem proper, and to demand, collect and retain the proceeds of production of several Hydrocarbons as provided in Article III hereof.

         (b) Upon the occurrence and during the continuance of an Event of Default, in addition to all other powers, rights and remedies herein granted or by law or equity conferred, the Secured Party shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including the Uniform Commercial Code, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral, and for that purpose the Secured Party may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom. The Secured Party may require the Mortgagor to assemble such personal property and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by the Secured Party of any of its remedies with respect to personal property:

             (i) If notice is required by applicable law, five days' prior written notice (unless applicable law otherwise specifies) of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be reasonable notice to the Mortgagor. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

            (ii) Without in any way limiting the right and authority of the Secured Party to sell or otherwise dispose of Collateral in a commercially reasonable manner, the following, or any of them, shall be considered commercially reasonable: (A) the Secured Party may hold a public sale of the Collateral at such place or places and otherwise in such manner as the Lien Trustee may elect, after having provided the Mortgagor with five days' notice of such sale; (B) the Collateral may be sold for cash;
                  (C) the Secured Party need not have possession of the Collateral; (D) the Secured Party, any Creditor or any other Person owning, directly or indirectly, any interest in any of the Obligations may be a purchaser at such sale; and (E) the Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

           (iii) If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or Federal law prohibits or restricts the customary manner of sale or distribution of any of such property, the Secured Party may sell such property privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in the reasonable discretion of the Secured Party. The Mortgagor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

         (c) If any Event of Default shall have occurred and be continuing, the Secured Party may declare without notice the entire unpaid amount of the indebtedness secured by this Instrument immediately due and payable, by commencing an action to foreclose this Instrument as a mortgage, and/or by delivery to the Lien Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause the Mortgaged

Properties to be sold, which notice the Lien Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein. Should the Secured Party elect to foreclose by exercise of the power of sale herein, the Secured Party shall also deposit with the Lien Trustee this Instrument and the Notes and such receipts and evidence of expenditures made and secured hereby as the Lien Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, the Lien Trustee, without demand on the Mortgagor, shall sell the Mortgaged Properties at the time and place of sale fixed by it in such notice of sale as the Secured Party may direct, either as a whole or in separate parcels, as the Secured Party may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. The Secured Party shall have the right to direct the order in which separate parcels shall be sold and the Mortgagor shall have no right to direct the order in which separate parcels are sold. Subject to California Civil Code Section 2924g, the Secured Party may postpone sale of all or any portion of the Mortgaged Properties by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement of subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. The Lien Trustee shall deliver to such purchaser its deed conveying the Mortgaged Properties, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including the Mortgagor, the Lien Trustee or the Secured Party, may purchase at such sale. The Mortgagor hereby covenants to warrant and defend the title of such purchaser or purchasers. If the Lien on this Instrument is foreclosed, the redemption period after the judicial sale shall be one month in lieu of nine months.

         Section 5.04 Election of Remedies. Upon the occurrence of any of the Events of Default, or at any time thereafter, the Secured Party (and the Lien Trustee with respect to the DT Collateral), in lieu of or in addition to exercising any other power, right or remedy herein granted or by law or equity conferred (including, without limitation, as provided by law for the foreclosure of mortgage on real property), may, without notice, demand or declaration of default, which are hereby waived by the Mortgagor, (A) enter, take possession of and operate the Mortgaged Property in accordance with Section 5.03(a) hereof or
(B) proceed by an action or actions in equity or at law (i) for the seizure and sale of the real property included in the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power, right or remedy herein granted or by law or equity conferred, (iii) for the foreclosure or sale of such real property or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) for the appointment of a receiver pending any foreclosure hereunder or the sale of such real property or any part thereof or (v) for the enforcement of any other appropriate equitable or legal remedy.

         Section 5.05 Sale of Collateral. Upon the occurrence of any of the Events of Default, or at any time thereafter, the Secured Party may, with respect to all or any portion of the Collateral other than the DT Collateral and the Lien Trustee shall, with respect to all or any part of the DT Collateral, in response to the Secured Party's or any Creditor's requests (which the Mortgagor agrees shall be presumed to have been made), subject to any mandatory requirements of applicable law, sell or have sold the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by law or by this Instrument, or, in the absence of any such requirement, as the Secured Party (or the Lien Trustee, as regards the DT Collateral) may reasonably deem appropriate. The Secured Party (or the Lien Trustee, as regards the DT Collateral) shall make a conveyance to the purchaser or purchasers thereof, and the Mortgagor shall warrant title thereto to such purchaser or purchasers. The Secured Party (or the Lien Trustee, as regards the DT Collateral) may postpone the sale of such Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of such Collateral or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such Collateral is sold without defect or irregularity or the Obligations are paid in full. The Secured Party (or the Lien Trustee) shall have the right to appoint one or more substitute Lien Trustee or attorneys-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser. It shall not be necessary for any of the Collateral at any such sale to be physically present or constructively in the possession of the Secured Party (or the Lien Trustee, as regards the DT Collateral) and the Mortgagor shall deliver all of the Collateral to the purchaser at such sale on the date of sale, and if it should be impossible or impracticable to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

         Section 5.06 Secured Party and Creditors as Purchasers. The Secured Party and any Creditor (or any other Person owning, directly or indirectly, any interest in any of the Obligations) shall have the right to become the purchaser at any sale made pursuant to the provisions of this Article V and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, non-payment of the Obligations and advertisement and conduct of such sale in manner provided herein or provided by law. The Mortgagor does hereby ratify and confirm all legal acts that the Secured Party and the Lien Trustee may do in carrying out the provisions of this Instrument.

         Section 5.07 Mortgagor's Cooperation Required. Any sale of the Collateral or any part thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of the Mortgagor in and to the property sold and will be a perpetual bar against the Mortgagor. Nevertheless, if requested by the Secured Party so to do, the Mortgagor shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the property so sold. Any purchaser at a foreclosure sale will receive immediate possession of the property purchased, and the Mortgagor agrees that if the Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other Person claiming any interest in the Mortgaged Property or any part thereof, retains possession of the property or any part thereof subsequent to such sale, each and all will be considered a tenant at sufferance of the purchaser. If such tenant at sufferance remains in possession after demand to remove, the tenant will be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to the Mortgagor by reason of itself becoming a tenant thereof are hereby expressly waived.

         Section 5.08 Mortgagor's Waiver of Rights. The Mortgagor acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights, under applicable law, with respect to this Instrument, the Obligations and the Collateral. Nevertheless, the Mortgagor hereby waives and relinquishes, to the maximum extent permitted by law, and subject to any mandatory requirements of applicable law, and the Mortgagor hereby agrees that the Mortgagor shall not at any time hereafter have or assert, any right under any law pertaining to: marshalling, whether of assets or Liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, valuation, stay, extension, redemption, the maturing or declaring due of the whole or any part of the Obligations, notice (whether of defaults, advances, the creation, existence, extension or renewal of Obligations, or otherwise), subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Obligations (including, without limitation, setoff), now or hereafter in force. The Mortgagor hereby waives appraisement, or does not waive appraisement, at the option of the Secured Party, to be exercised at any time prior to or at entry of judgment in any action to foreclose this Instrument. The Mortgagor expressly agrees that the Lien Trustee may offer the Collateral as a whole or in such parcels or lots as the Secured Party, in its sole discretion elects, regardless of the manner in which the Collateral may be described. Without limiting the generality of the foregoing, the Mortgagor also waives and relinquishes all rights and remedies that the Mortgagor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, including, without limitation, Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 of the California Civil Code.

         Section 5.09 Additional Remedies. Upon the occurrence of an Event of Default, the Secured Party may exercise its rights of enforcement with respect to the Collateral under the Uniform Commercial Code in force in any state (to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies:

         A. the Secured Party may enter upon the Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable;

         B. the Secured Party may require the Mortgagor to assemble the Collateral and make it available at a place the Secured Party designates which is mutually convenient to allow the Secured Party to take possession or dispose of the Collateral;

         C. any sale made pursuant to the provisions of this section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Properties under power of sale as provided for in this Instrument;

         D. in the event of a foreclosure sale, whether made by the Lien Trustee under the terms hereof, or under judgment of a court, the Collateral and the Mortgaged Properties may, at the option of the Secured Party, be sold as a whole;

         E. prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable fees and expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by the Secured Party;

         F. any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to the Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

         G. the Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by the Lien Trustee, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Lien Trustee.

         Section 5.10 Costs and Expenses. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, legal expenses, filing fees, and mortgage, transfer, stamp and other excise taxes) incurred by the Secured Party, the Lien Trustee or the Creditors in perfecting, protecting and enforcing its rights hereunder, whether or not an Event of Default shall have occurred, shall be a part of the Obligations described in Section 1.01C hereof.

         Section 5.11 Proceeds of Sale of Collateral. The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be deposited into the Collateral Account established under the Intercreditor Agreement and applied as set forth in the Intercreditor Agreement.

         As used in this Article 5, "PROCEEDS" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of any debt of the Mortgagor or any issuer of or obligor on any of the Collateral.

         Section 5.12 Protection of Purchasers. Upon any sale made under the powers of sale herein granted and conferred, the receipt of the Lien Trustee will be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof will not, after paying such purchase money and receiving such receipt of the Lien Trustee be obligated to see to the application thereof or be in any way answerable for any loss, misapplication or non-application thereof.

         Section 5.13 Foreclosure Rights. The Secured Party shall, to the extent permitted by applicable law, have the option to proceed with foreclosure or the exercise by the Lien Trustee of the power of sale in satisfaction of any part of the Obligations without declaring the whole of the Obligations as immediately mature, and such foreclosure or sale may be made subject to the unmatured part of the Obligations, and it is agreed that such foreclosure, if so made, shall not in any manner affect the unmatured part of the Obligations, but as to such unmatured part of the Notes, the Approved Hedge Agreements or the Hedge Liquidity Agreement, as applicable, this Instrument and the Indenture shall remain in full force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosure or the power of sale for any unmatured part of the Obligations, it being the purpose to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power of foreclosure and the power to sell the Collateral for any other part of the Obligations.

         Section 5.14 Resignation of Operator. In addition to all rights and remedies under the Security Documents, at law and in equity, if any Event of Default shall occur and the Lien Trustee or the Collateral Agent shall exercise any remedies under the Security Documents with respect to any portion of the Collateral (or the Mortgagor shall transfer any Collateral "in lieu of" foreclosure), the Collateral Agent or the Lien Trustee shall have the right to request that any operator of any Mortgaged Property which is either the Mortgagor or any Affiliate of the Mortgagor resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by the Mortgagor of any such request, the Mortgagor shall resign (or cause such other party to resign) as operator of such Mortgaged Property.

         Section 5.15 No Release of Obligations. No Obligor shall be relieved of its obligation hereunder by reason of (a) the failure of Collateral Agent or Lien Trustee to comply with any request of any Obligor or Creditor to foreclose the Lien of this Instrument or to enforce any provision hereunder or under the Indenture; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Collateral Agent, the Lien Trustee or any Creditor extending, renewing, rearranging or in any other way modifying the terms of this Instrument without first having obtained the consent of, given notice to or paid any consideration to any or all of the Obligors, and in such event each Obligor shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Collateral Agent in accordance with the terms of the Intercreditor Agreement; or (d) by any other act or occurrence save and except the complete payment of the Obligations and the complete fulfillment of all obligations hereunder or under the Indenture.

                                   ARTICLE VI
                                   DEFINITIONS

         Section 6.01 Certain Definitions. Terms defined in the Indenture or the Intercreditor Agreement are used herein as defined therein, unless otherwise defined herein.

         Section 6.02 Additional Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 6.02 or in other provisions of this Instrument in the singular to have the same meanings when used in the plural and vice versa):

APPROVED HEDGE AGREEMENT shall have the meaning given to such term in the Intercreditor Agreement.

APPROVED HEDGE COUNTERPARTY shall have the meaning given to such term in the Intercreditor Agreement.

CERCLA means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time.

CIVIL PROCEDURE CODE 736 shall have the meaning given to such term in Section
2.12 hereof.

CLAIMS shall have the meaning given to such terms in Section 3.05 hereof.

COLLATERAL shall have the meaning given to such term in Recital 4 hereof.

COLLATERAL ACCOUNT shall have the meaning given to such term in the Intercreditor Agreement.

COLLATERAL AGENT shall have the meaning given to such term in the second paragraph on page 1 hereof.

CREDITOR shall have the meaning given to such term in Recital 2 hereof.

DEFAULT RATE means 13.50%

DT COLLATERAL shall have the meaning given to such term in the second paragraph on page 1 hereof.

EFFECTIVE DATE shall have the meaning given to such term in the first paragraph on page 1 hereof.

ENCUMBRANCES shall have the meaning given to such term in Section 2.01 hereof.

ENVIRONMENTAL LAWS means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Mortgagor or any of its Subsidiaries is conducting or at any time has conducted business, or where any property of the Mortgagor or any of its Subsidiaries is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, (ii) to the extent the laws of the state in which any property of the Mortgagor or any of its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply, and (iii) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes.

EVENT OF DEFAULT shall have the meaning given to such term in Section 5.01 hereof.

FEDERAL LEASES shall have the meaning given to such term in Section 8.24 hereof.

GOVERNMENTAL AUTHORITY shall include the country, the state, county, city and political subdivisions in which any Person or such Person's property is located or which exercised valid jurisdiction over any such Person or such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercised valid jurisdiction over any such Person or such Person's property. Unless otherwise specified, all references to Governmental Authority herein means a Governmental Authority having jurisdiction over, where applicable, the Mortgagor, and its property or the Secured Party.

GOVERNMENTAL REQUIREMENT means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

HEDGE AGREEMENTS means any commodity agreements, cap, floor, collar, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction.

HEDGE LIQUIDITY AGREEMENT shall have the meaning given to such term in the Intercreditor Agreement.

HOLDERS shall have the meaning given to such term in Recital 1 hereof.

HYDROCARBONS means oil, natural gas, condensate, natural gas liquids and all other hydrocarbons.

INDEMNIFIED PERSON means the Secured Party, the Lien Trustee, each Creditor and their respective affiliates, shareholders, directors, officers, employees and agents.

INDENTURE shall have the meaning given to such term in Recital 1 hereof.

INDENTURE TRUSTEE shall have the meaning given to such term in Recital 1 hereof.

INSTRUMENT shall have the meaning given to such term in the first paragraph on page 1 hereof.

INTERCREDITOR AGREEMENT shall have the meaning assigned such term in Section
8.26 hereof.

LANDS shall have the meaning given to such term in Recital 3 hereof.

LEASES shall have the meaning given to such term in Recital 4 hereof.

LIEN TRUSTEE means the party so designated in the second paragraph on page 1 hereof.

LOUISIANA COLLATERAL shall have the meaning given to such term in the first paragraph of Article IX.

MATERIAL ADVERSE EFFECT means a material adverse effect on (a) the business, property, operations, or condition (financial or otherwise) of the Mortgagor and the Guarantors taken as a whole or (b) the validity or enforceability of this Instrument or any of the other Security Documents or the rights and remedies of the Collateral Agent and the Creditors hereunder or thereunder.

MORTGAGE means this Instrument, as amended, supplemented, restated or otherwise modified from time to time.

MORTGAGED PROPERTY shall have the meaning given to such term in Recital 4 hereof.

MORTGAGOR shall have the meaning given to such term in the first paragraph on page 1 hereof.

NOTES shall have the meaning given to such term in Recital 1 hereof.

OBLIGATIONS shall have the meaning given to such term in Section 1.01 hereof.

OBLIGOR means the Mortgagor and each Person now or hereafter party to the Guaranty Agreement or any other Person hereafter obligated for payment of all or any part of the Obligations.

OIL AND GAS HEDGING CONTRACT means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

PAYORS shall have the meaning given to such term in Section 3.01 hereof.

PRINCIPAL AGREEMENTS means the Hedge Liquidity Agreement, Approved Hedge Agreements and the Indenture.

RELEASE DATE shall have the meaning given to such term in Section 2.13 hereof.

SECURED PARTY means the party so designated in the second paragraph on page 1 hereof.

TRIBAL LEASES shall have the meaning given to such term in Section 8.24 hereof.

         Section 6.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, renewed, replaced, increased, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Principal Agreement to which such Person is a party and such Person complies with Section 6.12 of the Intercreditor Agreement, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Instrument in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Instrument unless otherwise indicated and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and general intangibles.

                                   ARTICLE VII
                                  LIEN TRUSTEE

         Section 7.01 Resignation or Removal of the Lien Trustee. The Lien Trustee may resign in writing addressed to the Secured Party or be removed at any time with or without cause by an instrument in writing duly executed by the Secured Party. In case of the death, resignation or removal of the Lien Trustee, a successor Lien Trustee may be appointed by the Secured Party without formality other than an appointment and designation in writing, unless otherwise required by applicable law. Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Instrument will vest in the named successor Lien Trustee all the right, title and interest of the Lien Trustee in all of the DT Collateral, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Lien Trustee; provided that the Secured Party may at its option, appoint and designate several successor lien trustees, and in such manner; appoint and designate a different successor lien trustee for each state wherein a portion of the DT Collateral is located, as described in such written appointment and designation, and upon the making of any such appointment and designation, this Instrument will vest in each such named successor lien trustee all of the right, title and interest of the Lien Trustee in that portion of the DT Collateral ascribed to such named successor lien trustee, and each such named successor lien trustee will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Lien Trustee in that portion of the DT Collateral ascribed to such named successor lien trustee. All references herein to the Lien Trustee will be deemed to refer to the lien trustee or lien trustees from time to time acting hereunder.

         Section 7.02 Lien Trustee's Powers. At any time, or from time to time without liability therefor and without notice, upon written request of the Secured Party and presentation of this Instrument and the Notes secured hereby for endorsement, and without affecting the personal liability of any person for payment of the Obligations secured hereby or the effect of this Instrument upon the remainder of the Collateral, the Lien Trustee may (a) reconvey any part of the DT Collateral, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the Lien or charge hereof.

         Section 7.03 Collateral Other than DT Collateral. The signature of the Lien Trustee shall not be necessary on any instrument affecting Collateral other than the DT Collateral, including any instrument evidencing the partial or full release or reconveyance of the Lien of this Instrument on Collateral other than DT Collateral and the Lien Trustee's signature shall be necessary on any instruments releasing the DT Collateral, including any instrument evidencing the partial or full release or reconveyance of the Lien of this Instrument on the DT Collateral, only to the extent required by applicable law, but in no event shall the Lien Trustee's signature be required on a Principal Agreement.

         Section 7.04 Indemnification of the Lien Trustee. The Secured Party shall indemnify the Lien Trustee and its shareholders, directors, officers, employees and agents against all claims, actions, liabilities, judgments, costs, attorneys fees or other charges of whatsoever kind or nature made against or incurred by any of them, and arising out of the performance by the Lien Trustee of the duties of the Lien Trustee hereunder other than any of the foregoing arising out of the gross negligence or willful misconduct of the Person to be indemnified.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.01 Lien on Remaining Collateral. No failure on the part of the Secured Party or the Lien Trustee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 8.02 Cumulative Rights; Waivers; Modifications. Each and every right, power and remedy hereby granted to the Secured Party (or to the Lien Trustee) shall be cumulative (but not duplicative) and not exclusive, and each and every right, power and remedy whether specifically hereby granted or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party (or by the Lien Trustee, as the case may be), and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Secured Party (or by the Lien Trustee, as the case may be) in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants of the Mortgagor in this Instrument may from time to time, by instrument in writing signed by the Secured Party, be waived to such extent and in such manner as the Secured Party may desire, but no such waiver will ever affect or impair the rights of the Secured Party (or the Lien Trustee) hereunder, except to the extent specifically stated in such written instrument. All changes to and modifications of this Instrument must be in writing and signed by the Mortgagor and the Secured Party.

         Section 8.03 Severability of Provisions. If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof will be liberally construed in favor of the Secured Party and the Lien Trustee in order to carry out the provisions hereof and of such other documents. The invalidity of any provision of this Instrument in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the

Collateral is situated will be deemed inapplicable to, and not used in, the interpretation hereof. If any Lien, encumbrance or security interest evidenced or created by this Instrument is invalid or unenforceable, in whole or in part, as to any part of the Obligations or Collateral, such portion, if any, of the Obligations as is not secured by the Collateral hereunder shall be paid prior to the payment of the secured portion of the Obligations, and all payments made on the Obligations (including, without limitation, cash and/or property received in connection with sales of Collateral pursuant to Article V hereof) shall, unless prohibited by applicable law or unless the Secured Party, in its sole and absolute discretion, otherwise elects, be deemed and considered to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Obligations, and the remainder to the secured portion of the Obligations.

         Section 8.04 Substitution and Subrogation. This Instrument is made with full substitution and subrogation of the Secured Party and of the Lien Trustee in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof. To the extent that proceeds of any Note are owed to pay any outstanding Lien, charge or encumbrance against the Collateral, such proceeds have been or will be advanced by the Secured Party at the Mortgagor's request and the Secured Party shall be subrogated to any and all rights and Liens held by any owner or holder of such outstanding Liens, charges and prior encumbrances, irrespective of whether said Liens, charges or encumbrances are released.

         Section 8.05 Nature of Instrument. This Instrument will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate under applicable state law. A carbon, photographic or other reproduction of this Instrument or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

         Section 8.06 Financing Statement; Fixture Filing. This Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Collateral and is to be filed for record in the real estate records of each county where any part of the Collateral (including said fixtures) are situated. This Instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties or other personal property subject to the Uniform Commercial Code as enacted in any other state where the Collateral is situated and is to be filed for record in the real estate records of each county where any part of the Collateral is situated. In addition, the Mortgagor shall execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements or amendments thereof or continuation statements thereto that the Secured Party may require to perfect a security interest in said items or types of property. The Mortgagor shall pay all costs of filing such instruments. In that regard, the following information is provided:

Name of Debtor:            Tri-Union Development Corporation, a Texas
                           corporation

Address of Debtor:         See introductory paragraph of this Instrument

County of Residence/
Principal Place of
Business of Debtor:        Harris County, Texas

Tax I.D. Number of
Debtor:                    76 - 0503660

Name of Secured
Party:                     Wells Fargo Bank Minnesota, National Association, as
                           Collateral Agent

Address of
Secured Party:             See introductory paragraph of this Instrument

Tax I.D. Number of
Secured Party:             See introductory paragraph of this Instrument.

Owner of Record
of Real Property:          Tri-Union Development Corporation, a Texas
                           corporation

Address of Owner
of Record of
Real Property:             See introductory paragraph of this Instrument

Description of
Real Property:             See Exhibit A of this Instrument

         Section 8.07 Interest. All interest required (a) hereunder and under the Notes shall be calculated as provided in the Indenture and (b) under the Approved Hedge Agreements or any Hedge Liquidity Agreement shall be calculated as provided therein and, in any event, the amount thereof and such calculation shall be governed by the laws of the State of New York (excluding choice of law and conflict of law rules). Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, the Mortgagor shall be required to pay only such maximum legal rate and any such excess shall be refunded to the Mortgagor. All agreements between the Mortgagor and the Secured Party are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Mortgagor for the use, forbearance, or detention of the money due under the Note secured hereby exceed the maximum amount permissible under applicable law. If, due to any circumstances whatsoever, fulfillment of any provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity.

         SECTION 8.08 GOVERNING LAW. INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS INSTRUMENT AND THE OBLIGATIONS SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES); PROVIDED, HOWEVER, THAT, WITH RESPECT TO ANY PORTION OF THE

COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW YORK, THE LAWS OF THE PLACE IN WHICH SUCH PROPERTY IS LOCATED IN, OR OFFSHORE ADJACENT TO (AND STATE LAW MADE APPLICABLE AS A MATTER OF FEDERAL LAW), SHALL APPLY TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE FILING, CREATION, PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL. THE MORTGAGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND EACH OTHER STATE WHERE THE COLLATERAL IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS INSTRUMENT, THE NOTES, ANY APPROVED HEDGE CONTRACT, THE HEDGE LIQUIDITY AGREEMENT OR THE OBLIGATIONS IN THE CASE OF A PROCEEDING IN ANY OF SUCH STATES, BY SERVING THE SECRETARY OF STATE OF SUCH STATE IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF SUCH STATE'S LAW GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS OR ENTITIES. IN SUCH CONNECTION, THE PARTIES AGREE THAT (A) THE SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS INSTRUMENT AND THE OTHER REQUIRED SECURITY DOCUMENTS, INCLUDING ITS RIGHT TO SUE THE MORTGAGOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS, OR TO OBTAIN A JUDGMENT AGAINST THE MORTGAGOR IN CALIFORNIA, NEW YORK OR OTHER STATES FOR ANY DEFICIENCY PRIOR TO OR FOLLOWING FORECLOSURE, IN ACCORDANCE WITH NEW YORK LAW, AND IF THE SECURED PARTY OBTAINS A DEFICIENCY JUDGMENT IN A STATE OTHER THAN IN CALIFORNIA, THEN THE SECURED PARTY SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN CALIFORNIA, AS WELL AS IN OTHER STATES, (B) CALIFORNIA'S ANTI-DEFICIENCY, ONE ACTION AND SECURITY FIRST RULES (INCLUDING, WITHOUT LIMITATION, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580C AND 580D) ARE INAPPLICABLE TO THE INDEBTEDNESS SECURED BY THIS INSTRUMENT AND TO THE ENFORCEMENT OR REALIZATION BY THE SECURED PARTY OF ITS RIGHTS AND REMEDIES RELATING THERETO, AND (C) SECTION 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE SHALL NOT APPLY TO (i) PREVENT OR LIMIT EXERCISE OR ENFORCEMENT OF ANY OTHER RIGHTS OR REMEDIES OF THE SECURED PARTY (INCLUDING, WITHOUT LIMITATION, THE SECURED PARTY'S RIGHT TO OBTAIN A DEFICIENCY JUDGMENT) EITHER PRIOR TO OR FOLLOWING FORECLOSURE, OR (ii) TO PREVENT OR LIMIT THE SECURED PARTY'S RIGHT TO FORECLOSE JUDICIALLY OR NONJUDICIALLY FOLLOWING ANY EXERCISE OR ENFORCEMENT OF ANY OTHER RIGHTS OR REMEDIES OF THE SECURED PARTY.

         Section 8.09 Counterparts. This Instrument may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts parts of Exhibit A containing specific descriptions which relate to land under the jurisdiction of offices or located in counties other than the office or county in which the particular counterpart is to be filed or recorded; provided that the description of all lands located in, or offshore adjacent to, the State of Louisiana shall be filed in the Parish of East Baton Rouge. As to counterparts to be filed in certain states, the signatures and acknowledgments by the Collateral Agent, the Secured Party or the Lien Trustee may be omitted if not required by applicable law. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

         Section 8.10 Recording References. Unless otherwise specified in Exhibit A, all recording references in Exhibit A are to the official real property records of the county or parish in which the affected land is located or is adjacent thereto. The reference in Exhibit A to Liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

         Section 8.11 Notices. All notices, demands, consents, requests or other communications (collectively, "NOTICES") permitted or required to be given by any party to any other hereunder shall be in writing and given in the manner specified in Section 6.04 of the Intercreditor Agreement; provided that notices to the Lien Trustee shall be addressed to the Lien Trustee at its office set forth on page 1 hereof.

         Section 8.12 Successors and Assigns. This Instrument applies to, inures to the benefit of and binds the parties hereto and their respective successors and assigns and shall run with the Properties.

         Section 8.13 Financing of Extracted Materials. The above described minerals or other substances of value which may be extracted from the earth (including, without limitation, oil and gas), and the accounts relating thereto will be financed at the wellhead of the well or wells located on the Mortgaged Property or on lands pooled or unitized therewith. This Instrument is to be filed for record in, among other places, the real estate records of each county in which the Mortgaged Property is located; to wit, all of those listed in Exhibit A.

         Section 8.14 Enforcement by the Collateral Agent. The Secured Party shall be entitled to enforce payment of any indebtedness and performance of any other of the Obligations secured hereby and to exercise all rights and powers under this Instrument or under any other Security Documents or any laws now or hereafter in force, notwithstanding the fact that some or all of said indebtedness and other Obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, Lien, assignment or otherwise. Neither the acceptance of this Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained shall prejudice or in any manner affect the Secured Party's right to realize upon or enforce any other security now or hereafter held by the Secured Party, it being agreed that the Secured Party shall be entitled to enforce this Instrument and any other security now or hereafter held by the Secured Party in such order and manner as it may in its absolute discretion determine.

         Section 8.15 Collateral Agent as Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagor hereby irrevocably designates the Secured Party as its attorney-in-fact and grants to the Secured Party appropriate powers of attorney to act for and on behalf of the Mortgagor with the Department of Interior and all other agencies, departments and subdivisions of the United States of America and of all states, in all transactions relating to the Collateral or any part thereof. The Mortgagor hereby authorizes and directs all such agencies, departments and subdivisions to rely upon any writing from the Secured Party asserting that an Event of Default hereunder has occurred, without inquiry into whether or not such Event of Default actually occurred, and the Mortgagor agrees that the exercising by the Secured Party of such powers of attorney may be relied upon in all respects and, as between the Mortgagor and such agency, department or subdivision, shall be binding upon the Mortgagor.

         Section 8.16 Request of Notice of Sale. The Mortgagor hereby requests that a copy of any notice of sale hereunder be mailed to it at the address of the Mortgagor set forth in the Intercreditor Agreement.

         Section 8.17 Captions. The captions or headings at the beginning of Articles and Sections hereof are for the convenience of the parties and are not a part of this Instrument.

         Section 8.18 Attorneys' Fees. If any Event of Default occurs and is continuing, the Mortgagor promises to pay all reasonable costs of enforcement and collection, including, but not limited to, attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit.

         Section 8.19 Interpretation. In this Instrument the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

         Section 8.20 Purpose. The Obligations secured by this Instrument have been or will be incurred for business or commercial purposes, and the proceeds thereof will not be used for personal, family, leasehold or agricultural purposes.

         Section 8.21 Relationship of Parties. The relationship between the Mortgagor and the Secured Party is that of debtor and creditor only and neither the Mortgagor nor the Secured Party is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other.

         Section 8.22 Secured Party's Powers. Without affecting the liability of any other Person liable for the payment of any obligation herein mentioned, and without affecting the Lien or charge of this Instrument upon any portion of the Premises not then or theretofore released as secured for the full amount of all unpaid Obligations, the Secured Party may, from time to time and without notice,
(a) release any Persons liable, (b) extend the maturity or alter any of the terms of any such obligation, (c) grant other Indulgences, (d) release or reconvey, or cause to be released or reconveyed at any time at the Secured Party's option any parcel, portion or all of the Collateral, (e) take or release any other or additional security for any obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

         Section 8.23 Rule Against Perpetuities. Notwithstanding any other provision contained herein, if any property interest granted by this Instrument does not vest on the execution and delivery of this Instrument, it shall vest, if at all, no later than 20 years and 364 days after the death of the last surviving descendant of George Herbert Walker Bush (41st President of the United States) who is alive on the execution and delivery of this Instrument.

         Section 8.24 Limitation on Collateral. To the extent any of the Collateral in which a Lien, pledge, security interest or other encumbrance is purported to be granted hereby consists of leases from the United States of America (the "FEDERAL LEASES") or any Indian tribal leases ("TRIBAL LEASES"), the grant of any such purported Lien, pledge, security interest or other encumbrance in such Federal Leases or Tribal Leases pursuant to the terms hereof shall be effective to the extent permissible under the Mineral Leasing Act of 1920 Section 30 U.S.C. Section 181, et seq., all rules and regulations promulgated thereunder, 43 C.F.R. Section 3000, et seq., the Outer Continental Shelf Lands Act, 43 U.S.C., Section 1331 et seq., all rules and regulations promulgated thereunder, 30 C.F.R. Part 250, et seq., or other applicable law.

         SECTION 8.25 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS INSTRUMENT; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS INSTRUMENT; THAT IT HAS IN FACT READ THIS INSTRUMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS INSTRUMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS INSTRUMENT; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS INSTRUMENT; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS INSTRUMENT RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS INSTRUMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS".

         Section 8.26 Intercreditor Agreement. All of the rights of any of the parties hereunder are subject to that certain Intercreditor and Collateral Agency Agreement (the "INTERCREDITOR AGREEMENT") dated as of June 18, 2001, among Tri-Union Development Corporation, Tribo Petroleum Corporation, each of the Subsidiary Guarantors now or hereafter party thereto, each Approved Hedge Counterparty now or hereafter party thereto, each Hedge Liquidity Provider now or hereafter party thereto, Wells Fargo Bank Minnesota, National Association, as Collateral Agent, and Firstar Bank, National Association, as Trustee under the Indenture.

                                   ARTICLE IX
                          SPECIAL LOUISIANA PROVISIONS

         Anything herein contained in this Instrument to the contrary notwithstanding, it is understood and agreed that, in the event of any conflict between the provisions of this Instrument (other than this Article IX) and the provisions of this Article IX, the following provisions shall specifically pertain and be applicable to any and all Collateral situated in or offshore the State of Louisiana, or as to which the laws of the State of Louisiana would be applicable (the "LOUISIANA COLLATERAL"), to-wit:

         Section 9.01 Collateral. Insofar as any and all of the Louisiana Collateral is concerned, (i) all references in this Instrument to the Trustee shall be read and understood as references to the Secured Party; (ii) the general language of conveyance and hypothecation to the Secured Party in this Instrument is intended and shall be construed as the granting by Mortgagor of a mortgage and hypothecation and the granting of a security interest by Mortgagor in favor of the

Secured Party; and (iii) the maximum amount of the Obligations that may be outstanding at any time and from time to time that this Instrument secures shall not exceed $200,000,000.

         Section 9.02 Keeper. The Secured Party shall have the right to appoint a keeper of the Collateral pursuant to the terms and provisions of La. R.S. 9:5131 et seq. and 9:5136 et seq. The keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $1,000 per day, which shall be included as secured Obligations secured by this Instrument.

         Section 9.03 Confession of Judgment. For purposes of executory process, the Mortgagor, in the presence of the undersigned Notary Public and witnesses, acknowledges the Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon if not paid when due. Upon the occurrence of an Event of Default and any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Secured Party hereunder, it shall be lawful for and the Mortgagor hereby authorizes the Secured Party without making a demand or putting the Mortgagor in default, a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold by executory process, the Mortgagor waiving the benefit of any and all laws or parts of laws relative to appraisement of Collateral seized and sold under executory process or other legal process and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Secured Party may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. The Secured Party shall be granted all rights and remedies granted it hereunder as well as all rights and remedies granted a secured party under Louisiana law including the Uniform Commercial Code then in effect in Louisiana.

         Section 9.04 Waivers. The Mortgagor hereby waives:

         (a) The benefit of appraisement provided for in articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

         (b) The demand and three (3) days notice of delay as provided in articles 2629 and 2721 of the Louisiana Code of Civil Procedure;

         (c) The notice of seizure provided by articles 2293 and 2721 of the Louisiana Code of Civil Procedure;

         (d) The three (3) days delay provided for in articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and

         (e) The benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

         Section 9.05 Resolutions. The Mortgagor does declare that attached hereto as Schedule 1 and made a part hereof is a certified copy of the resolutions adopted by the Board of Directors of the Mortgagor authorizing the execution and delivery of this Instrument.

         Section 9.06 Insurance. As additional security for the payment of the Obligations, the Mortgagor hereby collaterally assigns and pledges the right to receive proceeds attributable to the insurance loss of the Collateral or any portion thereof, in accordance with the provisions of La. R.S. 9:5386.

         Section 9.07. Effect of Instrument as Mortgage. It is expressly declared to be the intention of Mortgagor and Secured Party that (A), insofar as to that portion of Louisiana Collateral which is susceptible to a mortgage (as provided in Article 3286 of the Louisiana Revised Civil Code), this Instrument shall constitute and effect a conventional mortgage as defined and envisioned by Articles 3278 and 3287 of the Louisiana Revised Civil Code, and Article 203 of the Louisiana Mineral Code, and that this mortgage shall secure future obligations as envisioned by, and to the extent provided in, Article 3298 of the Louisiana Revised Civil Code, and (B), insofar as that portion of the Louisiana Collateral which constitutes personal property and is susceptible to the granting of a security interest thereunder, this Instrument shall constitute and effect a security agreement as envisioned by, and to the extent provided in, Uniform Commercial Code, Commercial Laws - Secured Transactions (La. R.S. 10:9-101 through 9-605), and Article 204B of the Louisiana Mineral Code.

         Section 9.08. Severability of Provisions as to Louisiana Collateral. Without in any manner modifying or limiting the provisions of Section 8.03 of this Instrument, but in furtherance thereof, it is understand that, if this Instrument is being enforced in a Louisiana court, or federal court sitting in Louisiana, and such court determines that any provision contained in this Instrument is not enforceable under the laws of the State of Louisiana, then such provision shall be deemed not written and inapplicable with respect to the Louisiana Collateral.



     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE(S) FOLLOW.]

         Thus done and passed, before me, the undersigned Notary Public in and for the County of Harris, State of Texas, in the presence of the undersigned competent witnesses, on this ___ day of June, 2001, to be effective as of June 18, 2001.

WITNESSES:                             MORTGAGOR:

                                       TRI-UNION DEVELOPMENT CORPORATION,
------------------------------         a Texas corporation
Name:
     -------------------------


                                       By:
------------------------------            --------------------------------------
Name:                                  Name:
     -------------------------              ------------------------------------
                                       Title:
                                             -----------------------------------




                         ------------------------------
                                  Notary Public

                             My Commission Expires:



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                      [Tri-Union Mortgage --Signature Page]

                                 ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF HARRIS

BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on June ___, 2001 there personally appeared before me, the following person, being the designated officer of the corporation set opposite his name, and such corporation being a party to the foregoing Instrument:

Richard Bowman, the President and Chief Executive Officer of Tri-Union Development Corporation

This instrument was acknowledged before me on June ___, 2001 by Richard Bowman, President and Chief Executive Officer of Tri-Union Development Corporation, a Texas corporation, on behalf of said corporation.



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Notary Public, State of Texas

Notary's Printed Name:
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